                        SHAREHOLDER AGREEMENT dated as of November 17,
               1999(this "Agreement"), among EAC III L.L.C., a
               Delaware limited liability company (the "Ripplewood Shareholder"), Therese K. Crane (the "Executive") and WRC Media Inc. (formerly named "EAC II Inc."), a
               Delaware corporation (the "Company").

          In consideration of the mutual agreements herein contained, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                    DEFINITIONS, USAGE AND EQUITY INVESTMENT

          SECTION 1.01. DEFINED TERMS. The following terms shall have the following meanings:

          "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" has the meaning set forth in the preamble to this Agreement.

          "Board of Directors" means the Board of Directors of the Company.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Company Common Stock" has the meaning set forth in Section 1.03.

          "Direct Transfer" means a Transfer (without giving effect to the second sentence of the definition of "Transfer").

          "Drag-Along Notice" has the meaning set forth in Section 2.01(f).


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                                                                               2

          "Employment Agreement" means the Employment Agreement dated as of July 14, 1999 among the Company, the Ripplewood Shareholder, JLC Learning Corporation and the Executive.

          "Executive" has the meaning set forth in the preamble to this agreement.

          "Fair Market Value" means the fair market value of a Share, determined in accordance with Section 2.01(g).

          "GCL" means the General Corporation Law of the State of Delaware (8 Del. C. Section 101, ET SEQ.), as amended from time to time and any successor statute thereto.

          "Involuntary Transfer" means any Transfer by the Executive or the Ripplewood Shareholder of any Shares, or of any beneficial ownership thereof, upon death, appointment of a guardian, default, foreclosure, forfeit, bankruptcy (voluntary or involuntary), court order, levy of attachment, execution or otherwise than voluntarily by the Transferor; PROVIDED that a Transfer required pursuant to Section 2.01(f) shall not be deemed an Involuntary Transfer.

          "Management Shareholder Agreement" means the Shareholder Agreement dated as of November ,1999 among EAC III L.L.C., the Management Shareholders and the Company.

          "Management Shareholders" has the meaning set forth in the Management Shareholder Agreement.

          "Permitted Transferee" means, (i) with respect to the Ripplewood Shareholder, (A) Ripplewood or an Affiliate of Ripplewood, (B) a shareholder, partner, member or employee of Ripplewood or any Affiliate of Ripplewood or (C) an employee of the Company or a Subsidiary of the Company and (ii) with respect to the Executive, (A) the Management Shareholders (B) the Company or (c) the Executive's spouse or lineal descendants or any trust the beneficiaries of which include only the Executive's spouse or lineal descendants.

          "Person" means any individual, corporation, partnership, trust, association, limited liability company, joint venture, joint-stock company or any other entity or organization, including a government or governmental agency.

          "Preferred Stock" means the 15% Senior Exchangeable Preferred Stock Due 2011, par value $0.01 per share, of the Company.


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                                                                               3

          "Purchase Agreement" means the Redemption, Stock Purchase and Recapitalization Agreement dated as of August 13, 1999 between PRIMEDIA Inc., a Delaware corporation, and the Company, as amended.

          "Ripplewood" means Ripplewood Partners, L.P.

          "Ripplewood Shareholder" has the meaning set forth in the preamble to this Agreement.

          "Shareholders" means the Ripplewood Shareholder and the Executive.

          "Shares" means the shares of Company Common Stock held by the Shareholders or the Permitted Transferees.

          "Subsidiary" means, with respect to any specified Person, another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such first Person.

          "Tag-Along Notice" has the meaning set forth in Section 2.01(e).

          "Third Party Purchaser" means, with respect to any proposed sale of Shares by the Ripplewood Shareholder or the Executive, a Person, other than an Affiliate of the Ripplewood Shareholder or the Executive, who offers to purchase from the Ripplewood Shareholder or the Executive such Shares pursuant to a bona fide written offer.

          "Transfer" means any transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of a Share. Notwithstanding the foregoing, any transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of any stock, partnership interest, membership interest or any other ownership interest in any entity that is a direct or indirect beneficial or record owner of any Share (including any disposition by means of a merger, consolidation or similar transaction) or any other transaction that has the economic effect of a Transfer of a Share (including the designation of any beneficiary of any trust that is a direct or indirect beneficial or record owner of any Share) shall be deemed to be a Transfer of such Share by the Shareholder directly owning such Share.


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                                                                               4

          "Transferee" means the transferee in a Transfer.

          "Transferor" means the transferor in a Transfer.

          SECTION 1.02. OTHER DEFINITION PROVISIONS. Wherever required by the context of this Agreement, the singular shall include the plural, and vice versa, and the masculine gender shall include the feminine and neuter genders, and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein, (i) the word "or" is not exclusive and (ii) the words "including," "includes," "included" and "include" are deemed to be followed by the words "without limitation."

          SECTION 1.03. (a) EQUITY INVESTMENT. On the Closing Date, pursuant to the Employment Agreement, the Executive will purchase from the Company at a price of $18.60065 per share in cash 4,032 shares of common stock, par value $0.01 per share ("Company Common Stock"), of the Company.

          (b) VOTING AGREEMENTS. The Executive hereby agrees with the Ripplewood Shareholder that from and after the date hereof: (a) the Executive shall vote all of the Shares held by the Executive (including shares acquired after the date hereof) in the same manner as the Shares held by the Ripplewood Shareholder are voted on all matters acted upon at any annual or special meeting of shareholders of the Company or by written consent in lieu of a meeting and (b) the Executive irrevocably constitutes and appoints the Ripplewood Shareholder the Executive's proxy to vote all of the Shares held by the Executive in the same manner as the Shares held by the Ripplewood Shareholder are voted on all matters acted upon at any annual or special meeting of shareholders of the Company or by written consent in lieu of a meeting; PROVIDED that this Section 1.03(b) shall be inapplicable with respect to any matters which would both adversely affect the rights of the Shares held by the Executive and treat the Executive differently from other holders of shares of Company Common Stock. The voting agreements and proxies granted pursuant to this Section 1.03(b) are coupled with an interest and shall be valid for the term of this Agreement. The Executive represents that the Executive has not granted and is not a party to any proxy, voting trust or other agreement which in each case is inconsistent with or conflicts with the provisions of this Agreement, and the Executive shall not grant any proxy or become a party to any voting trust or

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                                                                               5

other agreement which in each case is inconsistent with or conflicts with the provisions of this Agreement.

                                   ARTICLE II

                        TRANSFERS OF SHARES; TRANSACTIONS
                 BETWEEN RIPPLEWOOD SHAREHOLDER AND THE COMPANY

          SECTION 2.01. TRANSFERS OF THE COMPANY SHARES.

          (a) GENERALLY. (i) Neither the Ripplewood Shareholder nor the Executive may Transfer all or any portion of its Shares (or any beneficial ownership thereof) unless (A) such Transfer is in accordance with this Section 2.01, (B) in the case of a Direct Transfer, the Transferee executes and delivers a counterpart of the signature page of this Agreement (or other appropriate assumption agreement) in which the Transferee agrees to be bound by the provisions of this Agreement to the same extent as the Transferor and providing the address for notices of such Transferee and (C) the Transferee executes and delivers any other agreements, documents or instruments reasonably specified by the Board of Directors. Any Transfer made in violation of this Section 2.01(a) shall be null and void and shall be subject to Section 2.01(d).

          (ii) Whenever a Transfer is to be consummated by any Person on a specified date under this Section 2.01, such Transfer shall take place at 10:00 a.m. Eastern Time on such date (or, if such date is not a business day, the next following business day) at the principal office of Ripplewood, presently located at One Rockefeller Plaza, New York, New York, or at such other time, date and place as the Company and the parties to such Transfer may agree. The consideration for such Transfer shall be paid by delivery to the applicable Transferor of a certified or bank check made payable to such Transferor or by wire transfer of immediately available funds to a bank account designated by such Transferor, against due execution and delivery of the agreements, documents and instruments specified in Section 2.01(a)(i), such other agreements, documents and instruments as the parties to such Transfer may reasonably require including certificates or other instruments representing the Shares so purchased, appropriately endorsed by such shareholder of the Company, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature other than those created hereunder.


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                                                                               6

          (iii) The provisions of this Section 2.01, other than Section
2.01(d), (e), (f), (g), (h) and (i), shall terminate upon the completion of an initial public offering of shares of Company Common Stock by the Company and the termination of any lockup period agreed to with underwriters in connection therewith.

          (b) TRANSFERS BY THE RIPPLEWOOD SHAREHOLDER. Subject to Section 2.01(a) and, with respect to a Transfer to any Person other than a Permitted Transferee of the Ripplewood Shareholder, Section 2.01(e), the Ripplewood Shareholder (and its Permitted Transferees) shall have the right to Transfer at any time all or any portion of its Shares (including any beneficial ownership thereof) to any Person without the prior consent of any Person.

          (c) TRANSFERS BY THE EXECUTIVE. (i) Subject to Section 2.01(a), the Executive (and his Permitted Transferees) shall have the right to Transfer at any time all or any portion of his Shares (including any beneficial ownership thereof) to any of his Permitted Transferees without the prior consent of any Person.

          (ii) The Executive may not Transfer all or any portion of his Shares (including any beneficial ownership thereof) to any Person other than the Management Shareholders or the Company except in accordance with Section 2.01(a) and (A) pursuant to Section 2.01(c)(i), (e) or (f) or (B) with the prior written consent of the Ripplewood Shareholder.

          (d) INVOLUNTARY AND IMPERMISSIBLE TRANSFERS. If an Involuntary Transfer or a Transfer in violation of this Agreement shall occur with respect to the Executive and, in the case of a Transfer in violation of this Agreement, such violation has not been cured within 30 days after notice to the applicable Transferor or Transferee, the Company shall give notice to the Ripplewood Shareholder, offering the Ripplewood Shareholder (or its designee) the right, exercisable by delivery of written notice to the Transferee with respect to such Involuntary Transfer or Transfer in violation of this Agreement, within 90 days following the day on which such notice is given, to purchase all of the Shares acquired by such Transferee at a purchase price equal to, in the case of an Involuntary Transfer, 100% or, in the case of a Transfer in violation of this Agreement, 90% of the Fair Market Value thereof, determined in accordance with
Section 2.01(g) as of the date of such Transfer (or, if lower, as of the date of such determination). The closing date of any purchase described in this Section
2.01 shall be on the date specified by the Company that shall not be later than the 30th day after a determination of the Fair Market


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                                                                              7

Value of the Shares to be purchased is made. The Ripplewood Shareholder may assign its rights under this Section 2.01(d) to any person.

          (e) TAG-ALONG RIGHTS. If the Ripplewood Shareholder desires to Transfer in excess of 5% of its Shares to a prospective Transferee (or Transferees) other than to a Permitted Transferee of the Ripplewood Shareholder and, after giving effect to such Transfer, the Ripplewood Shareholder shall have Transferred in excess of 35% in the aggregate of its Shares to a Transferee (or Transferees) other than Permitted Transferees of the Ripplewood Shareholder, the Ripplewood Shareholder shall, as a condition to such Transfer, (i) provide a notice to the Executive in writing (a "Tag-Along Notice") of the material terms of the proposed Transfer at least 15 days prior to such Transfer and (ii) permit the Executive (or cause the Executive to be permitted) to sell (either to the prospective Transferee of the Ripplewood Shareholder's Shares or to another financially reputable Transferee reasonably acceptable to the Executive) the same portion of his respective Shares as that Transferred by the Ripplewood Shareholder in the aggregate to Transferees other than Permitted Transferees of the Ripplewood Shareholder (after giving effect to such proposed Transfer) on the same terms and conditions, subject to the same agreements and at the same price as the proposed sale by the Ripplewood Shareholder, which sale shall take place on the date the Ripplewood Shareholder's Shares (or such portion) are Transferred to such Transferee (or Transferees). The Executive shall have five days from the date of receipt of a Tag-Along Notice to exercise his right to sell pursuant to clause (ii) above by delivering written notice to the Ripplewood Shareholder of his intent to exercise such right. The right of the Executive to sell pursuant to clause (ii) above shall terminate if not exercised within such five-day period. If the Executive elects to exercise his right to sell pursuant to clause (ii) he shall share, on a pro rata basis, the legal, investment banking and other expenses of the Ripplewood Shareholder incurred in connection with such Transfer.

          (f) DRAG-ALONG RIGHTS. If at any time the Ripplewood Shareholder desires to Transfer all (or any portion in excess of 35%) of its Shares to any Third Party Purchaser (or Purchasers), the Ripplewood Shareholder shall have the right to require that the Executive Transfer the same portion of his respective Shares to such Third Party Purchaser (or Purchasers) on the same terms and conditions, subject to the same agreements and at the same price as the sale by the Ripplewood Shareholder. The Ripplewood Shareholder shall provide a notice to the Executive in writing (a "Drag-Along Notice") of such sale at least 10 days prior to such Transfer, and the Drag- Along Notice shall identify such Third Party Purchaser (or Purchasers), all material terms of the sale and the date of closing. Upon the closing of any sale by the Ripplewood Shareholder of all (or such portion) of its Shares as described in a Drag-Along Notice, such Third Party Purchaser (or Purchasers) shall pay to the Executive the consideration payable to the Executive in connection with such sale of all (or such portion) of his Shares to such Purchaser (or Purchasers), net of the Executive's proportionate share of the legal, investment banking and other expenses of the Ripplewood Shareholder incurred in connection with such sale, and the Shares (or such portion) of the Executive shall be deemed Transferred to such Third Party Purchaser (or Purchasers).

          (g) FAIR MARKET VALUE. (i) If a determination of the Fair Market Value of any shares of Company Common Stock is required by this Agreement when there is no public trading market for the shares of Company Common Stock, such "Fair Market Value" shall be such amount as is determined in good faith by the Board of Directors as of the date such Fair Market Value is required to be determined hereunder. In making a determination of such Fair Market Value, the Board of Directors shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and its subsidiaries in recent periods, its potential value and that of its subsidiaries as a whole, its future prospects and that of its subsidiaries and the industries in which they compete, its history and management and that of its subsidiaries, the general condition of the securities markets and the fair market value of securities of privately owned companies (with transfer restrictions) engaged in businesses similar to those of the Company and its subsidiaries, if any. The Fair Market Value, as determined by the Board of Directors in good faith, shall be binding and conclusive upon all parties hereto.

          (ii) If a determination of the Fair Market Value of any shares of Company Common Stock is required by this Agreement when there is a public trading market for shares of Company Common Stock, such "Fair Market Value" shall mean the average daily closing sales price of the shares of Company Common Stock for the ten consecutive trading days preceding the date the Fair Market Value of the shares of Company Common Stock is required to be determined hereunder. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal


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                                                                              9

national securities exchange on which the shares of Company Common Stock are listed and admitted to trading, or, if not listed and admitted to trading on any such exchange, on the NASDAQ National Market System, or, if not quoted on the National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

          (h) RIPPLEWOOD OPTION UPON TERMINATION. In the event that the Executive's employment by the Company is terminated for any reason, the Ripplewood Shareholder shall have an option to purchase all or any portion of the Shares then held by the Executive at a purchase price equal to the Fair Market Value of such Shares, determined in accordance with Section 2.01(g) as of the date of such termination. The Ripplewood Shareholder shall within 90 days of such date of termination give notice in writing to the Executive of its election to exercise or not to exercise such option, which notice shall set forth the portion, if any, of the Shares that the Ripplewood Shareholder elects to purchase. The purchase of the Shares shall take place at the principal office of Ripplewood, presently located at One Rockefeller Plaza, New York, New York, on the date specified by the Ripplewood Shareholder (not later than the later of the twentieth business day following the receipt by the Executive of the required notice from the Ripplewood Shareholder and the satisfaction of any legal requirements to the purchase of the Shares). The consideration for the purchase of the Shares shall be paid by delivery to the Executive of a certified or bank check made payable to the Executive or by wire transfer of immediately available funds to a bank account designated by the Executive, against delivery of certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Executive, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature. The Ripplewood Shareholder may assign its rights under this Section 2.01(h) to any Person.

          (i) EXECUTIVE OPTION UPON TERMINATION. In the event that the Executive's employment by the Company is terminated for any reason other than
(i) for "Good Cause" (as defined in the Employment Agreement, or (ii) by the Company as a result of the death or total disability of the Executive (total disability meaning the failure of the Executive to perform her normal required services under the Employment Agreement for a period of three consecutive months during the term of the Employment Agreement by reason of the Executive's mental or physical disability as determined by an independent


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                                                                            10

physician reasonably satisfactory to the Executive and the Company) the Executive shall have an option to sell to the Ripplewood Shareholder all or any portion of the Shares then held by the Executive at a purchase price equal to the Fair Market Value of such Shares, determined in accordance with
Section 2.01(g) as of the date of such termination; PROVIDED, that to the extent that the Board of Directors of the Company reasonably determines that such purchase, if made, would (x) cause the Company to be or remain in default under any agreements with lenders or financing sources, despite commercially reasonable efforts by the Company to obtain consents or amendments necessary to permit such purchase, or (y) conflict with the terms (including with respect to priority of payment) of the 15% Senior Exchangeable Preferred Stock due 2011, par value $0.01 per share, of the Company, the Company shall be relieved of its obligations to make such purchase under this Section 2.01(i) while and to the extent such conditions continue to exist. The Executive shall within 90 days of such date of termination give notice in writing to the Ripplewood Shareholder of its election to exercise or not to exercise such option, which notice shall set forth the portion, if any, of the Shares that the Executive elects to sell. The sale of the Shares shall take place at the principal office of Ripplewood, presently located at One Rockefeller Plaza, New York, New York, on the date specified by the Executive (not later than the later of the twentieth business day following the receipt by the Ripplewood Shareholder of the required notice from the Executive and the satisfaction of any legal requirements to the sale of the Shares). The consideration for the sale of the Shares shall be paid by delivery to the Executive of a certified or bank check made payable to the Executive or by wire transfer of immediately available funds to a bank account designated by the Executive, against delivery of certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Executive, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature.

                                   ARTICLE III

                    STOCK REGISTRATION; LEGEND; CAPITAL STOCK

          SECTION 3.01. STOCK REGISTRATION. (a) The Executive hereby represents and warrants to the Ripplewood Shareholder and the Company that:

          (i) The Executive has had access to all information that the Executive deemed necessary to adequately


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                                                                             11

     evaluate whether to purchase any shares of Company Common Stock;

          (ii) The Executive understands that the Company Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") and shares of Company Common Stock will be sold to the Executive in reliance upon an exemption from the registration requirements of the Securities Act afforded by Rule 701; and

          (iii) any shares of Company Common Stock acquired by the Executive shall be acquired only for the Executive's own account, for investment purposes only and not with a view to its resale, distribution or other disposition.

          (b) The Executive agrees that the Executive will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Shares except:

          (i) pursuant to an exemption from registration under the Securities Act, as confirmed in a satisfactory opinion of legal counsel delivered to the Company, and in accordance with any applicable laws of any state of the United States governing the offer and sale of securities; or

          (ii) pursuant to an effective registration statement under the Securities Act (it being understood that the Company, the Ripplewood Shareholder and their Affiliates are under no obligation to effect such registration) and in accordance with any applicable state laws.

          (c) In the event that the Company files a registration statement on Form S-8 of the Securities and Exchange Commission, the Company shall, to the extent permitted by applicable law, include in such registration statement the shares of Company Common Stock issuable upon exercise of the then unexercised options that were granted to the Executive pursuant to Section 9 of the Employment Agreement.

          SECTION 3.02. LEGEND. The Executive agrees that any and all certificates representing the Executive's Shares will have inscribed conspicuously on the front or back of such certificates the following legend:
"THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF WRC MEDIA INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ONE OR MORE AGREEMENTS AMONG SHAREHOLDERS OR AGREEMENTS BETWEEN

SHAREHOLDERS AND WRC MEDIA INC. AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. COPIES OF SUCH AGREEMENT OR AGREEMENTS MAY BE OBTAINED FROM THE SECRETARY OF WRC MEDIA INC. AT THE PRINCIPAL EXECUTIVE OFFICES OF RIPPLEWOOD HOLDINGS L.L.C. THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE REOFFERED OR RESOLD, DIRECTLY OR INDIRECTLY, EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES."

          SECTION 3.03. CAPITAL STOCK; PRICE. The Company hereby represents and warrants to the Executive that: the authorized capital stock of the Company will consist of 20,000,000 shares of Company Common Stock, of which 6,855,853 shares will be issued and outstanding, and 20,000,000 shares of Preferred Stock, of which 3,000,000 shares will be issued and outstanding. Immediately after giving effect to the transactions referenced in Section 1.03(a) and except for the shares reserved for issuance pursuant to options granted to Martin Kenney and to the Management Shareholders, there will be no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. The purchase price per share for the shares of Company Common Stock being acquired by the Executive pursuant to the Employment Agreement is the same as the purchase price per share being paid by the Ripplewood Shareholder and other Persons who are acquiring shares of Company Common Stock simultaneously with the Executive.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

          SECTION 4.01. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding among the parties relating to the subject matter contained herein and merges all prior discussions among them. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          SECTION 4.02. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by the Ripplewood Shareholder and the Executive.

          SECTION 4.03. NOTICES. All notices and other communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telex or telecopier, confirmation of transmission received, or one business day after it has been sent by a nationally recognized overnight courier, at the address or addresses for notices to the recipient designated on Schedule I attached hereto. Communications by telex or telecopier also shall be sent concurrently by first class mail or overnight courier, but shall in any event be effective as stated above. The Ripplewood Shareholder, the Executive or the Company may from time to time change its address for notices under this Section 4.03 by giving at least five days' notice of such changed address to the other parties hereto.

          SECTION 4.04. INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 4.05. SEVERABILITY. If any one or more of the provisions contained in this Agreement or in any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; PROVIDED, HOWEVER, that in such case the parties hereto shall endeavor to amend or modify this Agreement to achieve to the extent reasonably practicable the purpose of the invalid provision.

          SECTION 4.06. GOVERNING LAW. This Agreement and all actions contemplated hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without regard to conflict of laws principles), except to the extent that the provisions of the GCL may be mandatorily applicable.

          SECTION 4.07. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against the Ripplewood Shareholder when one or more counterparts have been signed by the Ripplewood Shareholder and delivered to the Executive. This Agreement shall become effective against the Executive when one or more counterparts have been executed by the Executive and delivered to the Ripplewood Shareholder. Each party need not sign the same counterpart.

          SECTION 4.08. ASSIGNMENT. Except pursuant to Section 2.01(a) and (d), neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by the Ripplewood Shareholder without the prior written consent of the Executive or by the Executive without the prior written consent of the Ripplewood Shareholder, and any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 4.09. SPECIFIC PERFORMANCE. The parties hereby declare that irreparable damage would occur as a result of the failure of any party hereto to perform any of its obligations under this Agreement in accordance with the specific terms hereof. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has or have an adequate remedy at law exists. The right to specific performance shall be in addition to any other remedy to which a party hereto may be entitled at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                              EAC III L.L.C.,

                                              by RIPPLEWOOD PARTNERS, L.P.,
                                                 its Member,

                                              by RIPPLEWOOD HOLDINGS L.L.C.,
                                                 its General Partner,


                                              by /s/ Robert Lynch
                                                 --------------------------
                                                 Name: Robert Lynch
                                                 Title: Treasurer

                                              by
                                                 --------------------------
                                                 Therese K. Crane

Executive or by the Executive without the prior written consent of the Ripplewood Shareholder, and any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 4.09. SPECIFIC PERFORMANCE. The parties hereby declare that irreparable damage would occur as a result of the failure of any party hereto to perform any of its obligations under this Agreement in accordance with the specific terms hereof. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has or have an adequate remedy at law exists. The right to specific performance shall be in addition to any other remedy to which a party hereto may be entitled at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                              EAC III L.L.C.,

                                              by RIPPLEWOOD PARTNERS, L.P.,
                                                 its Member,

                                              by RIPPLEWOOD HOLDINGS L.L.C.,
                                                 its General Partner,


                                              by /s/ President, JLC Learning
                                                 --------------------------
                                                 Name:
                                                 Title:

                                              by /s/ Therese K. Crane
                                                 --------------------------
                                                 Therese K. Crane

                                              WRC MEDIA INC.,


                                              by /s/ Charles Laurey
                                                 --------------------------
                                                 Name: Charles Laurey
                                                 Title: Secretary

                                             SCHEDULE I



SHAREHOLDER                                  ADDRESS

EAC III L.L.C.                               c/o Ripplewood Holdings L.L.C.
                                             One Rockefeller Plaza, 32nd Floor
                                             New York, New York 10020

                                             Attn:  Mr. Timothy C. Collins
                                                    Mr. Charles L. Laurey
                                             Fax:   (212) 582-4110

                                             with a copy to:

                                             Cravath, Swaine & Moore
                                             Worldwide Plaza
                                             825 Eighth Avenue
                                             New York, New York  10019

                                             Attn:  Peter S. Wilson, Esq.
                                             Fax:   (212) 765-0978

WRC Media Inc.                               c/o Ripplewood Holdings L.L.C.
                                             One Rockefeller Plaza, 32nd Floor
                                             New York, New York 10020

                                             Attn:  Mr. Timothy C. Collins
                                                    Mr. Charles L. Laurey
                                             Fax:   (212) 582-4110

                                             with a copy to:

                                             Cravath, Swaine & Moore
                                             Worldwide Plaza
                                             825 Eighth Avenue
                                             New York, New York  10019

                                             Attn:  Peter S. Wilson, Esq.
                                             Fax:   (212) 765-0978

Therese K. Crane                             634 Woodstream Court
                                             Dallas, Tx 25740

                                             Fax: 972-774-9370